Exhibit 99.1
For immediate release
January 9, 2023

AtriCure Reports Preliminary Results for Fourth Quarter and Full Year 2022,
Provides Financial Outlook for 2023

MASON, Ohio, January 9, 2023 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, announced preliminary financial results for the fourth quarter and full year 2022 and provided 2023 financial guidance.

Preliminary, unaudited revenue for fourth quarter 2022 is expected to be approximately $88.0 million, reflecting growth of approximately 20% over the fourth quarter of 2021 (21% on a constant currency basis). U.S. revenue is expected to be $73.9 million, reflecting growth of 21% as demand across key product lines continues to increase. International revenue is expected to be approximately $14.1 million, an increase of 18% as reported (25% on a constant currency basis).

Preliminary, unaudited revenue for full year 2022 is expected to be $330.4 million, reflecting growth of approximately 20% over full year 2021 (22% on a constant currency basis). As previously communicated, adjusted EBITDA for the full year 2022 is estimated to be a loss of approximately $4 million and adjusted loss per share for the full year 2022 is estimated at approximately $1.10 to $1.12. Adjusted EBITDA, adjusted loss per share and constant currency revenue growth are non-GAAP measures. AtriCure will provide a reconciliation of non-GAAP measures to the related GAAP measure in the release of audited 2022 results.

“Our fourth quarter results add to an outstanding year of global patient impact, as our broad portfolio of solutions for the treatment of Afib and post-operative pain management drove accelerated growth,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “We have substantial growth opportunities ahead and remain committed to advancing standards of care for millions of patients in our addressable markets.”
2023 Financial Guidance
Management projects 2023 revenue of approximately $380 million to $387 million, reflecting growth of approximately 15% to 17% over full year 2022. Adjusted EBITDA is estimated to break even for the full year 2023, with improvements annually thereafter.
About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 37 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probe is cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.
Forward-Looking Statements
This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. This press release also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/forward-looking-statements as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. Except where otherwise noted, the information contained in this release is as of January 9, 2023. We assume no obligation to update any forward-looking statements contained in this release and the related attachment as a result of new information or future events or developments, except as may be required by law.

CONTACTS:

Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Lynn Lewis or Marissa Bych
Gilmartin Group
Investor Relations
lynn@gilmartinir.com
marissa@gilmartinir.com